SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 23, 1998




                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




   Maryland                        1-9317                     04-6558834
(State or other               (Commission file              (IRS employer
jurisdiction of                   number)                identification no.)
incorporation)


 400 Centre Street, Newton, Massachusetts                             02458
 (Address of principal executive offices)                           (Zip code)


Registrant's telephone number, including area code:  617-332-3990



          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         Introduction.

         HRPT Properties Trust ("HRP") is announcing a plan for a possible separate financing of certain senior housing, congregate communities, assisted living properties and nursing homes, which would include a public offering of common shares of a subsidiary ("Senior Housing") and a distribution to HRP's shareholders of common shares of that subsidiary. The public offering and distribution, which are described in more detail below, constitute one alternative transaction that HRP is considering with respect to financing its senior housing and healthcare real estate investments. The transaction is hightly contingent. There can be no assurance that HRP will pursue the spin-off and public offering rather than other alternatives or that it will separately finance its senior housing and healthcare properties at all. References in this Form 8-K to HRP includes its consolidated subsidiaries, unless the context otherwise requires.

         If the distribution by HRP of common shares of Senior Housing to HRP's shareholders occurs, HRP will distribute an information statement concerning those shares prior to or concurrently with the distribution.

         The Proposed Transaction.

         The basic elements of the plan announced by HRP are as follows:

         Senior Housing, a Maryland real estate investment trust, is a wholly owned subsidiary of HRP. HRP would contribute to other wholly owned subsidiaries its interest in 84 properties (including nine mortgages and related options to purchase). The properties would include (i) 14 retirement communities leased by HRP to subsidiaries of Marriott International, Inc. ("Marriott"), (ii) four congregate care properties leased by HRP to subsidiaries of Brookdale Living Communities, Inc., (iii) 25 nursing homes and one senior housing facility leased to subsidiaries of Mariner Post-Acute Network, Inc., (iv) 23 nursing homes leased to, and 9 nursing homes mortgaged by, subsidiaries of Integrated Health Services, Inc., (v) four nursing homes leased to subsidiaries of Sun Healthcare Group, Inc., (vi) a nursing home leased to a subsidiary of Genesis Health Ventures, Inc. and (vii) three nursing homes leased to other tenants. In addition, HRP would assign to certain of the subsidiaries its rights and obligations under a transaction currently under negotiation with Marriott for the purchase of 14 assisting living properties for approximately $194 million, for lease to subsidiaries of Marriott. As used in this Report, the term "Senior Housing Properties" means these 84 properties and these 14 additional properties, collectively, subject to such substitutions or variations, if any, as may result when and if the proposed plan is finalized. In exchange for the transfer of certain the Senior Housing Properties, the relevant HRP subsidiaries would issue to HRP a $250 million aggregate principal amount note.

         If the plan is consummated, HRP would contribute the capital shares of the subsidiaries owning the Senior Housing Properties to Senior Housing. Concurrently with this contribution, (i) Senior Housing would offer and sell to the public 11 million of its common shares of beneficial interest ("Senior Housing Common Shares") in an underwritten offering, and (ii) HRP would distribute to its shareholders approximately one half of the 26.4 million Senior Housing Common Shares which it currently owns. Senior Housing would also sell to its Managing Trustees (Gerard M. Martin and Barry M. Portnoy, who are also the Managing Trustees of HRP) an aggregate of 350,000 Senior Housing Common Shares for cash, at the same price as the price to the public in the underwritten offering. Upon completion of the offering and distribution, Senior Housing would undertake a $250 million term debt financing of certain

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of its properties, secured by 14 properties currently owned and leased by HRP to subsidiaries of Marriott. The proceeds of that borrowing would be applied to repay the $250 million debt due to HRP. Senior Housing would also obtain a separate line of credit (expected to be $100 million).

         In order to permit Senior Housing to be in a position to offer Senior Housing Common Shares when market conditions are appropriate, Senior Housing has filed a registration statement on Form S-11 (the "Senior Properties Registration Statement") with the Securities and Exchange Commission relating to an initial offerings to the public of up to 11 million of its common shares of beneficial interest, plus additional shares to cover an underwriters' overallotment option, and to the offering of 350,000 Senior Housing Common Shares to the Messrs. Martin and Portnoy.

         The Senior Housing Common Shares sold pursuant to the Senior Properties Registration Statement would be offered only by Senior Housing and its underwriters, and not by HRP. The Senior Properties Registration Statement has not yet become effective. The Senior Housing Common Shares may not be sold nor may offers to buy be accepted prior to the time such registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy Senior Housing Common Shares, nor shall there be any sale of the Senior Housing Common Shares in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such State. Senior Housing has stated that a written prospectus with respect to the offerings contemplated by the Senior Properties Registration Statement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Merrill Lynch & Co., World Financial Center - North Tower, 250 Vesey Street, New York, NY 10281.

         HRP's investment advisor, REIT Management & Research, Inc. ("RMR") would become the investment advisor to Senior Housing, and RMR's contract with HRP will be amended so that amounts invested by HRP in Senior Housing will not be counted for purposes of determining the advisory fees payable by HRP to RMR.

         A primary purpose of these series of transactions is to capitalize separately Senior Housing as a new REIT with a strong core of senior housing and healthcare real estate and industry contacts that can take advantage of favorable market and demographic conditions. To facilitate these efforts two senior officers of RMR will be assigned to devote substantially all of their business time to Senior Housing. David J. Hegarty is currently the President and Chief Operating Officer of RMR and of HRP. Ajay Saini is currently a Vice President of RMR and Treasurer and Chief Financial Officer of HRP. Upon completion of the financing, Messrs. Hegarty and Saini will resign their positions at HRP and assume similar positions at Senior Housing. Upon the resignation of Mr. Hegarty from HRP, it is expected that John A. Mannix, a Vice President of RMR and Executive Vice President of HRP, would become President and Chief Operating Officer of HRP. Upon the resignation of Mr. Saini, it is expected that John Popeo, Treasurer and Chief Financial Officer of RMR, would become Treasurer, Chief Financial Officer and Secretary of HRP. In addition, Bruce M. Gans, M.D., currently an Independent Trustee of HRP, would resign from HRP and become an independent trustee of Senior Housing. No nominee replacement for Dr. Gans has been announced.

         While HRP believes that pursuing a financing plan of the nature described above is appropriate to promote shareholder value, the proposed financing is dependent on improved conditions in the U.S. capital markets and other matters. The registration statement filed by Senior Housing states that it is was prepared under the assumption and expectation that various arrangements described therein would be agreed upon or become effective prior to the sale of Senior Housing Common Shares and that there can be no assurance that Senior Housing will be able to satisfy this assumption and expectation. Among

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other things,  the determination to go forward with the plan, and the ability of
Senior Housing to complete the related financings, are dependent upon: (1) the demand of public equity markets for Senior Housing's common shares at a price that is acceptable; (2) Senior Housing's ability to complete the new secured term debt and line of credit financings on acceptable terms; (3) HRP's ability to obtain necessary modifications to its credit facilities on acceptable terms;
(4) HRP's completion of negotiations to acquire the 14 assisted living properties from Marriott on acceptable terms; (5) HRP's and Senior Housing's ability to obtain all necessary regulatory and other third-party approvals for the transfers of the Senior Housing Properties to Senior Housing; (6) final approval of the transactions by HRP's Board of Trustees; and (7) the absence of changes in competitive or economic conditions or other circumstances that affect HRP's financial condition or results of operations or the anticipated financial condition or results of operations of Senior Housing.

Forward Looking Statements

         This Current Report on Form 8-K contains statements that constitute forward looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this Form 8-K and include statements regarding strategies, plans, beliefs and current expectations of HRP's management. Readers are cautioned that any such forward looking statements are not guarantees of future events and involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, but are not limited to, the factors discussed in the preceding paragraph.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               HRPT PROPERTIES TRUST



                               By:  /s/ Ajay Saini
                                    Ajay Saini, Treasurer and Chief Financial
                                    Officer

Date: December 23, 1998